Exhibit 99.2
Madison Bancorp, Inc.
Dear Member:
The Board of Directors of Madison Square Federal Savings Bank has voted unanimously in favor of a plan of conversion whereby Madison Square Federal Savings Bank will convert from the mutual form to the stock form of organization. We are converting so that Madison Square Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.
The Proxy Card
To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Madison Square Federal Savings Bank acts as trustee and we do not receive a proxy from you, Madison Square Federal Savings Bank, as trustee for your account, intends to vote in favor of the plan of conversion on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.
If the plan of conversion is approved, let me assure you that:
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.
The Stock Offering
As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Madison Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Madison Square Federal Savings Bank and Madison Bancorp, Inc.
If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Madison Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Madison Bancorp, Inc. Stock Information Center located at Madison Square Federal Savings Bank’s main office, 9651 Belair Road, Baltimore, Maryland 21236. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Madison Bancorp, Inc. no later than 4:00 p.m., Eastern time, on ___ day,                           , 2010. Please read the prospectus carefully before making an investment decision.
If you have any questions after reading the enclosed material, please call our Stock Information Center at (  ) — , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
Sincerely,
Michael P. Gavin
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
1

MADISON BANCORP, INC.
Dear Member:
The Board of Directors of Madison Square Federal Savings Bank has voted unanimously in favor of a plan of conversion whereby Madison Square Federal Savings Bank will convert from the mutual form to the stock form of organization. We are converting so that Madison Square Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.
To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Madison Square Federal Savings Bank acts as trustee and we do not receive a proxy from you, Madison Square Federal Savings Bank, as trustee for your account, intends to vote in favor of the plan of conversion on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.
If the plan of conversion is approved let me assure you that:
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.
We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Madison Bancorp, Inc. or (2) an agent of Madison Square Federal Savings Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.
If you have any questions after reading the enclosed material, please call our Stock Information Center at (  ) — , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
Sincerely,
Michael P. Gavin
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

MADISON BANCORP, INC.
Dear Friend of Madison Square Federal Savings Bank:
The Board of Directors of Madison Square Federal Savings Bank has voted unanimously in favor of a plan of conversion whereby Madison Square Federal Savings Bank will convert from the mutual form to the stock form of organization. We are converting so that Madison Square Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.
As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Madison Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Madison Square Federal Savings Bank and Madison Bancorp, Inc.
If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Madison Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Madison Bancorp, Inc. Stock Information Center located at Madison Square Federal Savings Bank’s main office, 9651 Belair Road, Baltimore, Maryland 21236. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Madison Bancorp, Inc. no later than 4:00 p.m., Eastern time, on ___ day,                           , 2010. Please read the prospectus carefully before making an investment decision.
If you have any questions after reading the enclosed material, please call our Stock Information Center at (  ) — , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
Sincerely,
Michael P. Gavin
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

MADISON BANCORP, INC.
Dear Potential Investor:
We are pleased to provide you with the enclosed material in connection with the stock offering by Madison Bancorp, Inc. We are raising capital to support Madison Square Federal Savings Bank’s future growth.
This information packet includes the following:
PROSPECTUS: This document provides detailed information about the operations of Madison Square Federal Savings Bank and the proposed stock offering by Madison Bancorp, Inc. Please read it carefully before making an investment decision.
STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Madison Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Madison Bancorp, Inc. Stock Information Center located at Madison Square Federal Savings Bank’s main office, 9651 Belair Road, Baltimore, Maryland 21236. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Madison Bancorp, Inc. no later than 4:00 p.m., Eastern time, on ___ day,                           , 2010. Please read the prospectus carefully before making an investment decision.
We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (  ) — , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
Sincerely,
Michael P. Gavin
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

SANDLER O’NEILL & PARTNERS, L.P.
Dear Customer of Madison Square Federal Savings Bank:
At the request of Madison Square Federal Savings Bank and its proposed new holding company, Madison Bancorp, Inc., we have enclosed material regarding the offering of common stock of Madison Bancorp, Inc. The material is offered in connection with the conversion of Madison Square Federal Savings Bank from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Madison Bancorp, Inc.
Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Madison Bancorp, Inc., by mail using the enclosed postage-paid stock order return envelope, by hand delivery, or by overnight courier to the Madison Bancorp, Inc. Stock Information Center located at 9651 Belair Road, Baltimore, MD 21236. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Madison Bancorp, Inc. no later than 4:00 p.m., Eastern time, on ___ day,                           , 2010. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
If you have any questions after reading the enclosed material, please call the Stock Information Center at (  ) — , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative.
We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Questions & Answers About the Conversion
Madison Bancorp, Inc.
Questions & Answers
About the Conversion
The Board of Directors of Madison Square Federal Savings Bank has voted unanimously in favor of a plan of conversion whereby Madison Square Federal Savings Bank will convert from the mutual to the stock form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Madison Square Federal Savings Bank at a special meeting of members. In connection with the conversion, Madison Square Federal Savings Bank’s new holding company, Madison Bancorp, Inc., is offering shares of its common stock for sale in an initial public offering.
Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.
Your Board of Directors urges you to vote “FOR” the conversion and return your proxy today.
Effect on Deposits and Loans
Q.	Will the conversion affect any of my deposit accounts or loans?
A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.
About Voting
Q.	Who is eligible to vote on the conversion?

A.	Depositors of Madison Square Federal Savings Bank as of the close of business on , 2010 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.	How do I vote?

A.	You may vote by mailing your signed proxy card(s) in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the special meeting of members to be held on , 2010, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?

A.	No. Depositors are not required to vote. However, because the conversion will produce a fundamental change in the Bank’s corporate structure, the Board of Directors encourages all members to vote.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Madison Bancorp, Inc.?

A.	No. Voting for the plan of conversion does not obligate you to buy shares of common stock of Madison Bancorp, Inc.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who must sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.
About The Common Stock
Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.
Q.	Who can purchase stock?

A.	The common stock of Madison Bancorp, Inc. will be offered in the subscription offering in the following order of priority:
1)	Eligible Account Holders — depositors of Madison Square Federal Savings Bank with accounts totaling $50 or more as of December 31, 2008;

2)	Madison Square Federal Savings Bank’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders — depositors of Madison Square Federal Savings Bank with accounts totaling $50 or more as of , 2010; and

4)	Other Members — depositors of Madison Square Federal Savings Bank with accounts as of , 2010.
Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering.
Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Madison Bancorp, Inc. is offering for sale a maximum of 805,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Madison Bancorp, Inc. may increase the maximum and sell up to 925,750 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $250,000 (25,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $450,000 (45,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Madison Bancorp, Inc., by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Madison Bancorp, Inc. Stock Information Center located at Madison Square Federal Savings Bank’s main office, 9651 Belair Road, Baltimore, Maryland 21236. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by Madison Bancorp, Inc. no later than 4:00 p.m., Eastern time, on ___ day, , 2010. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Madison Square Federal Savings Bank. Checks and money orders must be made payable to Madison Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at Madison Square Federal Savings Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Madison Square Federal Savings Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Madison Square Federal Savings Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Madison Square Federal Savings Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Madison Bancorp, Inc. no later than 4:00 p.m., Eastern time on ___ day, , 2010.

Q.	Can I subscribe for shares using funds in my IRA at Madison Square Federal Savings Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Madison Square Federal Savings Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Madison Square Federal Savings Bank’s passbook account rate from the date of receipt to the completion or termination of the conversion.

Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following the offering, we initially do not expect to pay cash dividends on the common stock.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock are expected to be quoted on the OTC Bulletin Board.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.
Additional Information
Q.	What if I have additional questions or require more information?

A.	Madison Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) — , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Madison Bancorp, Inc.
Dear Member:
As a follow-up to our recent mailing, this is to remind you that your vote is very important.
The Board of Directors of Madison Square Federal Savings Bank has voted unanimously in favor of a plan of conversion whereby Madison Square Federal Savings Bank will convert from the mutual form to the stock form of organization. We are converting so that Madison Square Federal Savings Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.
To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.
If the plan of conversion is approved, let me assure you that:
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.
If you have any questions after reading the enclosed material, please call our Stock Information Center at ( ) — , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
Sincerely,
Michael P. Gavin
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST
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WE NEED YOUR VOTE
Dear Member of Madison Square Federal Savings Bank:
Your vote on our plan of conversion has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.
Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and urges you to vote in favor of the conversion. Your deposit accounts or loans with Madison Square Federal Savings Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.
A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our Stock Information Center at ( ) — , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.
Sincerely,
Michael P. Gavin
President and Chief Executive Officer
If you have more than one account, you may receive more than one proxy.
Please vote today by returning all proxy cards received.

Read This First
Office of Thrift Supervision Guidance for Accountholders
Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.
On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS), Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.
How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.
Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Stock Information Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.
What Investors Need to Know
Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:
•	Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Madison Square Federal Savings Bank
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Please Support Us
Vote Your Proxy Card Today
If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

Madison Bancorp, Inc.
                                        , 2010
Dear                     :
The Board of Directors of Madison Square Federal Savings Bank has voted unanimously in favor of a plan of conversion, whereby Madison Square Federal Savings Bank will convert from the mutual to the stock form of organization.
To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___ at ___:00 ____.____, Eastern time.
A member of our staff will be calling to confirm your interest in attending the meeting.
If you would like additional information regarding the meeting or our conversion, please call our Stock Information Center at ( ) — , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern time.
Sincerely,
Michael P. Gavin
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
(Printed by Stock Information Center)

Madison Bancorp, Inc.
                                        , 2010
Dear Subscriber:
We hereby acknowledge receipt of your order for shares of Madison Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.
At this time, we cannot confirm the number of shares of Madison Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.
If you have any questions, please call our Stock Information Center at ( ) — , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.
Madison Bancorp, Inc.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Stock Information Center)

Madison Bancorp, Inc.
                                    , 2010
Dear Shareholder:
Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.
The closing of the transaction occurred on                                              , 2010; this is your stock p urchase date. Trading is expected to commence on the Over-the-Counter Electronic Bulletin Board on                                              , 2010.
Thank you for your interest in Madison Bancorp, Inc. Your stock certificate will be mailed to you shortly.
Madison Bancorp, Inc.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Stock Information Center)

Madison Bancorp, Inc.
                                    , 2010
Dear Interested Investor:
We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due to you with interest will be mailed promptly.
We appreciate your interest in Madison Bancorp, Inc. and hope you become an owner of our stock in the future. Trading is expected to commence on the Over-the-Counter Electronic Bulletin Board on                                              , 2010.
Madison Bancorp, Inc.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Stock Information Center)

Madison Bancorp, Inc.
                                        , 2010
Welcome Shareholder:
We are pleased to enclose your stock certificate representing your shares of common stock of Madison Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:
xxxxxxxxx
xxxxxxxxxx
xx xxxxxx
xxxxxx, xx xxxxx
1 (800) xxx-xxxx
email: xxxx@xxxx.com
Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.
On behalf of the Board of Directors, officers and employees of Madison Bancorp, Inc., I thank you for supporting our offering.
Sincerely,
Michael P. Gavin
President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Stock Information Center)

Madison Bancorp, Inc.
                                        , 2010
Dear Interested Subscriber:
We regret to inform you that Madison Square Federal Savings Bank and Madison Bancorp, Inc., the holding company for Madison Square Federal Savings Bank, did not accept your order for shares of Madison Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion, which gives Madison Square Federal Savings Bank and Madison Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.
If your subscription was paid for by check, enclosed is your original check.
Madison Bancorp, Inc.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
(Printed by Stock Information Center)

Sandler O’Neill & Partners, L.P.
                                        , 2010
To Our Friends:
We are enclosing material in connection with the stock offering by Madison Bancorp, Inc., the proposed holding company for Madison Square Federal Savings Bank. Madison Bancorp, Inc. is raising capital to support Madison Square Federal Savings Bank’s future growth.
Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at __:_____ p.m., Eastern time, on _____ ____, 2010. In the event that all the stock is not sold in the subscription offering, the remaining stock may be sold in a community offering.
Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.
Sandler O’Neill & Partners, L.P.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Madison Square Federal Savings Bank, Madison Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
(Printed by Sandler O’Neill)